UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2014

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 23, 2014, Ciena Canada, Inc. ( “Tenant”), a subsidiary of Ciena Corporation (“Ciena”), entered into a Lease Agreement (the “Lease”) with Innovation Blvd. II Limited (“Landlord”), to lease the office building located at 5050 Innovation Drive, Ottawa, Canada (“Premises”), consisting of an agreed-upon rentable area of 170,582 square feet. The Premises is expected to be part of a future campus that will replace Ciena’s largest facility and a key research and development center located in the “Lab 10” building on the former Nortel Carling Campus in Ottawa, Canada. In addition to the Premises, Ciena is currently in negotiation with the Landlord for the development and lease of two additional buildings that will be built adjacent to the Premises. The Lease also provides Tenant a right of first offer to lease additional space in the adjacent building located at 4000 Innovation Drive, for so long as Landlord owns the building and subject to any existing rights of the current tenant. The lease for Ciena’s existing Lab 10 building, more fully described in Ciena’s Annual Report on Form 10-K for fiscal 2013 filed with the Securities and Exchange Commission on December 20, 2013, will expire on December 31, 2017.

The commencement date for the Lease will be the earlier of January 1, 2015, or such date on which Tenant occupies any material portion of the Premises and begins conducting business therein. Subject to any earlier termination under the terms and conditions of the Lease, the term of the Lease shall continue for a period of 216 calendar months from the commencement date. Tenant has the option to renew the Lease for an additional ten-year period thereafter. Tenant also has the right to terminate the Lease at the end of the thirteenth year without penalty upon 18 months prior written notice. Landlord has the right to terminate the Lease upon customary events of default, including failure to pay rent, insolvency, or an uncured breach of Ciena’s other obligations under the Lease.

The Lease provides for a staggered rent commencement, beginning on (i) January 1, 2015, with respect to the first and second floors, (ii) June 1, 2015, with respect to the third floor, and (iii) February 1, 2016, with respect to the fourth and fifth floors. Following the periods impacted by the staggered rent commencement, the annual basic rent under the Lease will be CDN $2,814,600 exclusive of operating expenses, until the conclusion of the 60th month of the Lease. Thereafter, the annual basic rent under the Lease will escalate by $1.50 per square foot every 60 months. The Lease also provides that Landlord will contribute towards costs incurred for certain tenant improvements to the Premises.

The Lease is secured by a guarantee of all obligations of Tenant by Ciena.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: October 24, 2014	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary